The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2019 Results

Cincinnati, February 5, 2020 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Fourth-quarter 2019 net income of $626 million, or $3.79 per share, compared with a net loss of $452 million, or $2.78 per share, in the fourth quarter of 2018.

•	Full-year 2019 net income of $1.997 billion, or $12.10 per share, compared with $287 million, or $1.75 per share, in 2018.

•
$44 million or 28% increase in fourth-quarter 2019 non-GAAP operating income* to $203 million, or $1.23 per share, compared with $159 million, or 98 cents per share, in the fourth quarter of last year.

•
$145 million or 26% increase in full-year 2019 non-GAAP operating income to $694 million, or $4.20 per share, up from $549 million, or $3.35 per share, with property casualty underwriting profit up 83%.

•
$1.078 billion increase in fourth-quarter 2019 net income reflected the after-tax net effect of a $1.034 billion increase in net investment gains and a $32 million increase in after-tax property casualty underwriting profit.

•	$60.55 book value per share at December 31, 2019, a record high, up $12.45 or 25.9% since year-end 2018.

•	30.5% value creation ratio for full-year 2019, compared with negative 0.1% for 2018.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Revenue Data
Earned premiums	$1,441	$1,318	9	$5,604	$5,170	8
Investment income, net of expenses	168	161	4	646	619	4
Total revenues	2,152	710	203	7,924	5,407	47
Income Statement Data
Net income (loss)	$626	$(452)	nm	$1,997	$287	596
Investment gains and losses, after-tax	423	(611)	nm	1,303	(318)	nm
Other non-recurring items	—	—	nm	—	56	nm
Non-GAAP operating income*	$203	$159	28	$694	$549	26
Per Share Data (diluted)
Net income (loss)	$3.79	$(2.78)	nm	$12.10	$1.75	591
Investment gains and losses, after-tax	2.56	(3.76)	nm	7.90	(1.94)	nm
Other non-recurring items	—	—	nm	—	0.34	nm
Non-GAAP operating income*	$1.23	$0.98	26	$4.20	$3.35	25

Book value				$60.55	$48.10	26
Cash dividend declared	$0.56	$0.53	6	$2.24	$2.12	6
Diluted weighted average shares outstanding	165.3	162.8	2	165.1	164.5	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 4Q19 Release 1

Insurance Operations Highlights

•
91.6% fourth-quarter 2019 property casualty combined ratio, improved from 93.9% for the fourth quarter of 2018. Full-year 2019 property casualty combined ratio at 93.8%, with net written premiums up 10%

•	11% growth in fourth-quarter 2019 net written premiums, reflecting price increases and premium growth initiatives.

•
$193 million fourth-quarter 2019 property casualty new business written premiums. Agencies appointed since the beginning of 2018 contributed $23 million or 12% of total fourth-quarter new business written premiums.

•	$9 million of life insurance subsidiary net income, up $6 million from the fourth quarter of 2018, and 4% growth in fourth-quarter 2019 term life insurance earned premiums.
Investment and Balance Sheet Highlights

•	4% or $7 million rise in fourth-quarter 2019 pretax investment income, including 10% growth for stock portfolio dividends and 2% growth in interest income.

•	18% full-year increase in fair value of total investments at December 31, 2019, including a 31% increase for the stock portfolio and a 9% increase for the bond portfolio.

•	$3.315 billion parent company cash and marketable securities at year-end 2019, up 34% from a year ago.

Achieving Planned Results
Steven J. Johnston, president and chief executive officer, commented: “Non-GAAP operating income finished the year strong, increasing 28% compared to last year’s fourth quarter result. On a full-year basis non-GAAP operating income rose 26% to $694 million.
“Our GAAP net income rose 596% to $1.997 billion for the year, in large part because of strong equity markets in 2019. While our swing in net income may be surprising, it’s the continued result of the accounting rule changes implemented by the Financial Accounting Standards Board in 2018. As I’ve mentioned before, the volatility this rule change introduced, by requiring unrealized investment gains and losses to be recognized as part of net income instead of on the balance sheet, may distract investors.
“Turning to our insurance business, property casualty underwriting continued to produce stellar results. Underwriting profit increased 51% for the quarter and 83% for the year. And, all of our business areas contributed profitable growth to our full-year results.
“The combined ratio of 91.6% for the quarter improved 2.3 points over last year’s healthy result. Benefiting from sound underwriting judgment, lower catastrophe losses and favorable prior accident year reserve development, our 2019 full-year combined ratio of 93.8% is our second-best result in the last 10 years. We’re achieving our planned results through the execution of our strategies to balance growth and profitability.”
Focusing on Profitable Growth
“We believe our full-year property casualty net written premium growth is again ahead of the industry average. Thanks to the hard work by our associates and the steady contributions of our independent agency partners, we increased net written premiums by 10% for the year to more than $5.5 billion. For our life insurance business, earned premiums rose 8%.
“We continue to refine pricing precision on accounts we underwrite. Our ability to price on a policy-by-policy basis will support our efforts to maintain appropriate pricing as we navigate a challenging market environment in 2020. Appropriate pricing, bolstered by our hallmarks of strong agency relationships and overwhelming claims service, will help our agents attract and retain high-quality business.
“Cincinnati ReSM and Cincinnati Global Underwriting Ltd.SM continue to perform as planned. Together they contributed 4% to our net written premium growth for 2019. In 2020, we’ll record two months of entirely new-to-us business from Cincinnati Global before we will begin to see what their more typical impact on growth may be.”
Returning Capital to Shareholders
“At December 31, 2019, our book value per share climbed nearly 26% to $60.55, bolstered by record pretax investment income of $646 million for the year. Our property casualty statutory surplus, a healthy $5.6 billion at year-end, provides ample capacity to move forward with our growth plans.
“The board of directors’ recent decision to increase the cash dividend demonstrates their confidence in the future success of our strategies and sets the stage for a 60th consecutive year of increasing regular annual dividends.”

CINF 4Q19 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$1,374	$1,253	10	$5,334	$4,920	8
Fee revenues	3	3	0	11	11	0
Total revenues	1,377	1,256	10	5,345	4,931	8

Loss and loss expenses	835	798	5	3,352	3,223	4
Underwriting expenses	423	379	12	1,652	1,522	9
Underwriting profit	$119	$79	51	$341	$186	83

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.8%	63.7%	(2.9)	62.8%	65.5%	(2.7)
Underwriting expenses	30.8	30.2	0.6	31.0	30.9	0.1
Combined ratio	91.6%	93.9%	(2.3)	93.8%	96.4%	(2.6)

			% Change			% Change
Agency renewal written premiums	$1,084	$1,037	5	$4,519	$4,358	4
Agency new business written premiums	193	158	22	778	652	19
Other written premiums	31	(18)	nm	219	20	nm
Net written premiums	$1,308	$1,177	11	$5,516	$5,030	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.5%	59.9%	0.6	60.9%	61.5%	(0.6)
Current accident year catastrophe losses	3.5	7.4	(3.9)	6.6	7.4	(0.8)
Prior accident years before catastrophe losses	(3.0)	(3.2)	0.2	(4.1)	(3.1)	(1.0)
Prior accident years catastrophe losses	(0.2)	(0.4)	0.2	(0.6)	(0.3)	(0.3)
Loss and loss expense ratio	60.8%	63.7%	(2.9)	62.8%	65.5%	(2.7)

Current accident year combined ratio before
catastrophe losses	91.3%	90.1%	1.2	91.9%	92.4%	(0.5)

•
11% and 10% growth in fourth-quarter and full-year 2019 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. Contributions to growth for both 2019 periods included 3% from Cincinnati Global and 1% from Cincinnati Re.

•
22% and 19% increase in fourth-quarter and full-year 2019 new business premiums written by agencies, compared with a year ago. The full-year increase included a $46 million increase in standard market property casualty production from agencies appointed since the beginning of 2018.

•	187 new agency appointments in full-year 2019, including 70 that market only our personal lines products.

•	2.3 percentage-point fourth-quarter 2019 combined ratio improvement, including a decrease of 3.7 points for losses from natural catastrophes.

•	2.6 percentage-point improvement in full-year 2019 combined ratio, compared with 2018, including a decrease of 1.1 points for losses from natural catastrophes.

•
3.2 and 4.7 percentage-point fourth-quarter and full-year 2019 benefit from favorable prior accident year reserve development of $45 million and $248 million, compared with 3.6 points or $44 million for fourth-quarter 2018 and 3.4 points or $167 million of favorable development for full-year 2018.

•
0.6 percentage-point improvement, to 60.9%, for the full-year 2019 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.2 points in the ratio for current accident year losses of $1 million or more per claim.

•
0.1 percentage-point increase in the full-year 2019 underwriting expense ratio, matching the annual average of the past three years and reflecting higher earned premiums and ongoing expense management efforts.

CINF 4Q19 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$852	$811	5	$3,319	$3,218	3
Fee revenues	2	2	0	5	5	0
Total revenues	854	813	5	3,324	3,223	3

Loss and loss expenses	489	505	(3)	2,030	2,049	(1)
Underwriting expenses	268	253	6	1,053	1,023	3
Underwriting profit	$97	$55	76	$241	$151	60

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	57.4%	62.3%	(4.9)	61.2%	63.7%	(2.5)
Underwriting expenses	31.4	31.1	0.3	31.7	31.7	0.0
Combined ratio	88.8%	93.4%	(4.6)	92.9%	95.4%	(2.5)

			% Change			% Change
Agency renewal written premiums	$719	$694	4	$2,998	$2,925	2
Agency new business written premiums	129	101	28	510	417	22
Other written premiums	(29)	(34)	15	(98)	(97)	(1)
Net written premiums	$819	$761	8	$3,410	$3,245	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.0%	62.8%	(0.8)	61.7%	62.1%	(0.4)
Current accident year catastrophe losses	0.1	4.9	(4.8)	5.3	6.5	(1.2)
Prior accident years before catastrophe losses	(3.9)	(4.7)	0.8	(5.0)	(4.2)	(0.8)
Prior accident years catastrophe losses	(0.8)	(0.7)	(0.1)	(0.8)	(0.7)	(0.1)
Loss and loss expense ratio	57.4%	62.3%	(4.9)	61.2%	63.7%	(2.5)

Current accident year combined ratio before
catastrophe losses	93.4%	93.9%	(0.5)	93.4%	93.8%	(0.4)

•
8% and 5% growth in fourth-quarter and full-year 2019 commercial lines net written premiums, including price increases and growth initiatives. Fourth-quarter and full-year 2019 commercial lines average renewal pricing increases in the low-single-digit percent range, with the second half of 2019 higher in that range than the first half.

•	22% or $93 million increase in full-year 2019 new business written by agencies, including $33 million from agencies appointed since the beginning of 2018.

•	4.6 percentage-point fourth-quarter 2019 combined ratio improvement, including a decrease of 4.9 points for losses from natural catastrophes.

•	2.5 percentage-point improvement in the full-year 2019 combined ratio, including a decrease of 1.3 points for losses from natural catastrophe losses.

•
4.7 and 5.8 percentage-point fourth-quarter and full-year 2019 benefit from favorable prior accident year reserve development of $39 million and $192 million, compared with 5.4 points or $43 million for fourth-quarter 2018 and 4.9 points or $157 million of favorable development for full-year 2018.

•
0.4 percentage-point improvement, to 61.7%, for the full-year 2019 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.4 points in the ratio for current accident year losses of $1 million or more per claim.

CINF 4Q19 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$358	$342	5	$1,404	$1,336	5
Fee revenues	1	1	0	4	5	(20)
Total revenues	359	343	5	1,408	1,341	5

Loss and loss expenses	251	216	16	985	972	1
Underwriting expenses	104	97	7	415	389	7
Underwriting profit (loss)	$4	$30	(87)	$8	$(20)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	70.2%	63.3%	6.9	70.2%	72.8%	(2.6)
Underwriting expenses	29.1	28.4	0.7	29.6	29.1	0.5
Combined ratio	99.3%	91.7%	7.6	99.8%	101.9%	(2.1)

			% Change			% Change
Agency renewal written premiums	$309	$293	5	$1,312	$1,241	6
Agency new business written premiums	36	38	(5)	158	165	(4)
Other written premiums	(9)	(8)	(13)	(35)	(28)	(25)
Net written premiums	$336	$323	4	$1,435	$1,378	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.0%	56.2%	6.8	62.4%	62.8%	(0.4)
Current accident year catastrophe losses	10.0	8.0	2.0	9.7	9.1	0.6
Prior accident years before catastrophe losses	(2.5)	(1.1)	(1.4)	(2.1)	0.6	(2.7)
Prior accident years catastrophe losses	(0.3)	0.2	(0.5)	0.2	0.3	(0.1)
Loss and loss expense ratio	70.2%	63.3%	6.9	70.2%	72.8%	(2.6)

Current accident year combined ratio before
catastrophe losses	92.1%	84.6%	7.5	92.0%	91.9%	0.1

•
4% growth for both fourth-quarter and full-year 2019 personal lines net written premiums, primarily due to higher renewal written premiums that benefited from rate increases. Full-year 2019 net written premiums from our agencies’ high net worth clients grew 32%, to $408 million.

•
1% increase in full-year 2019 earned premiums in aggregate from our five highest volume states for personal lines policies, representing approximately half of our personal lines premiums, while rising 9% for all other states in aggregate as we progress toward geographic diversification.

•	4% decrease in full-year 2019 new business written premium, reflecting pricing discipline, particularly in select states.

•	7.6 percentage-point increase in fourth-quarter 2019 combined ratio, primarily due to an increase of 6.8 points in the ratio for current accident year losses and loss expenses before catastrophes.

•	2.1 percentage-point improvement in the full-year 2019 combined ratio, despite an increase for losses from natural catastrophes of 0.5 points.

•
2.8 and 1.9 percentage-point fourth-quarter and full-year 2019 benefit from favorable prior accident year reserve development of $9 million and $27 million, compared with favorable prior reserve development of 0.9 points or $3 million for fourth-quarter 2018 and unfavorable development of 0.9 points or $13 million for full-year 2018.

•
0.4 percentage-point improvement, to 62.4%, for the full-year 2019 ratio of current accident year losses and loss expenses before catastrophes, despite an increase of 0.8 points in the ratio for current accident year losses of $1 million or more per claim.

CINF 4Q19 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Earned premiums	$76	$61	25	$278	$234	19
Fee revenues	—	—	0	2	1	100
Total revenues	76	61	25	280	235	19

Loss and loss expenses	41	29	41	142	104	37
Underwriting expenses	22	17	29	85	68	25
Underwriting profit	$13	$15	(13)	$53	$63	(16)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	54.4%	46.8%	7.6	51.1%	44.4%	6.7
Underwriting expenses	28.5	28.6	(0.1)	30.4	29.1	1.3
Combined ratio	82.9%	75.4%	7.5	81.5%	73.5%	8.0

			% Change			% Change
Agency renewal written premiums	$56	$50	12	$209	$192	9
Agency new business written premiums	28	19	47	110	70	57
Other written premiums	(4)	(4)	0	(16)	(13)	(23)
Net written premiums	$80	$65	23	$303	$249	22

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.3%	50.9%	3.4	54.6%	53.9%	0.7
Current accident year catastrophe losses	0.0	0.8	(0.8)	0.4	1.1	(0.7)
Prior accident years before catastrophe losses	(0.4)	(4.9)	4.5	(4.1)	(10.6)	6.5
Prior accident years catastrophe losses	0.5	0.0	0.5	0.2	0.0	0.2
Loss and loss expense ratio	54.4%	46.8%	7.6	51.1%	44.4%	6.7

Current accident year combined ratio before
catastrophe losses	82.8%	79.5%	3.3	85.0%	83.0%	2.0

•
23% and 22% growth in fourth-quarter and full-year 2019 excess and surplus lines net written premiums, including fourth-quarter 2019 renewal price increases averaging in the mid-single-digit percent range.

•
57% increase in full-year 2019 new business written premiums, primarily due to more opportunities in the marketplace to write policies with annual premiums of $10,000 or more, plus higher premium rates and our additional marketing efforts.

•	7.5 percentage-point increase in fourth-quarter 2019 combined ratio, largely due to less favorable reserve development on prior accident years before catastrophe losses.

•	8.0 percentage-point increase in the full-year 2019 combined ratio, primarily due to less favorable reserve development on prior accident years before catastrophe losses.

•
0.1 percentage-point fourth-quarter 2019 unfavorable reserve development on prior accident years of less than $1 million, compared with favorable reserve development of 4.9 points or $2 million for fourth-quarter 2018.

•	3.9 percentage-point full-year 2019 benefit from favorable prior accident year reserve development of $11 million, compared with 10.6 points or $24 million for full-year 2018.

•
0.7 percentage-point increase, to 54.6%, for the full-year 2019 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.7 points in the ratio for current accident year losses of $1 million or more per claim.

CINF 4Q19 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Term life insurance	$47	$45	4	$186	$172	8
Universal life insurance	8	10	(20)	39	37	5
Other life insurance and annuity products	12	10	20	45	41	10
Earned premiums	67	65	3	270	250	8
Investment income, net of expenses	38	38	0	152	153	(1)
Investment gains and losses, net	—	(4)	nm	(4)	(4)	0
Fee revenues	1	1	0	4	4	0
Total revenues	106	100	6	422	403	5
Contract holders’ benefits incurred	75	76	(1)	286	267	7
Underwriting expenses incurred	19	19	0	86	75	15
Total benefits and expenses	94	95	(1)	372	342	9
Net income before income tax	12	5	140	50	61	(18)
Income tax	3	2	50	11	13	(15)
Net income of the life insurance subsidiary	$9	$3	200	$39	$48	(19)

•	$20 million or 8% increase in full-year 2019 earned premiums, including an 8% increase for term life insurance, our largest life insurance product line.

•
$9 million or 19% decrease in full-year 2019 life insurance subsidiary net income, primarily due to increased mortality expense and less favorable effects from the unlocking of interest rate and other actuarial assumptions.

•	$181 million or 17% full-year 2019 increase to $1.238 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from an increase in unrealized investment gains.

CINF 4Q19 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
Investment income, net of expenses	$168	$161	4	$646	$619	4
Investment interest credited to contract holders’	(25)	(24)	(4)	(99)	(96)	(3)
Investment gains and losses, net	537	(774)	nm	1,650	(402)	nm
Investment profit (loss)	$680	$(637)	nm	$2,197	$121	nm

Investment income:
Interest	$114	$112	2	$446	$445	—
Dividends	55	50	10	201	181	11
Other	2	2	—	12	5	140
Less investment expenses	3	3	—	13	12	8
Investment income, pretax	168	161	4	646	619	4
Less income taxes	26	25	4	101	95	6
Total investment income, after-tax	$142	$136	4	$545	$524	4

Investment returns:
Average invested assets plus cash and cash equivalents	$19,591	$17,756		$18,697	$17,397
Average yield pretax	3.43%	3.63%		3.46%	3.56%
Average yield after-tax	2.90	3.06		2.91	3.01
Effective tax rate	15.6%	15.5%		15.6%	15.4%
Fixed-maturity returns:
Average amortized cost	$11,060	$10,648		$10,876	$10,479
Average yield pretax	4.12%	4.21%		4.10%	4.25%
Average yield after-tax	3.44	3.51		3.42	3.55
Effective tax rate	16.6%	16.6%		16.6%	16.4%

•	$7 million or 4% rise in fourth-quarter 2019 pretax investment income, including 10% growth in equity portfolio dividends and 2% growth in interest income.

•
$539 million fourth-quarter and $2.194 billion full-year 2019 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Investment gains and losses on equity securities sold, net	$(1)	$(5)	$26	$9
Unrealized gains and losses on equity securities still held, net	542	(758)	1,626	(404)
Investment gains and losses on fixed-maturity securities, net	1	(2)	1	5
Other	(5)	(9)	(3)	(12)
Subtotal - investment gains and losses reported in net income	537	(774)	1,650	(402)
Change in unrealized investment gains and losses - fixed maturities	2	39	544	(339)
Total	$539	$(735)	$2,194	$(741)

CINF 4Q19 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2019	2018
Total investments	$19,746	$16,732
Total assets	25,408	21,935
Short-term debt	39	32
Long-term debt	788	788
Shareholders’ equity	9,864	7,833
Book value per share	60.55	48.10
Debt-to-total-capital ratio	7.7%	9.5%

•	$20.513 billion in consolidated cash and invested assets at December 31, 2019, up 17% from $17.516 billion at year-end 2018.

•	$11.698 billion bond portfolio at December 31, 2019, with an average rating of A2/A. Fair value increased $98 million or 1% during the fourth quarter of 2019.

•
$7.752 billion equity portfolio was 39.3% of total investments, including $4.171 billion in appreciated value before taxes at December 31, 2019. Fourth-quarter 2019 increase in fair value of $576 million or 8%.

•
$5.621 billion of statutory surplus for the property casualty insurance group at December 31, 2019, up $702 million from $4.919 billion at year-end 2018, after declaring $625 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2019, was 1.0-to-1, matching year-end 2018.

•
$3.18 fourth-quarter 2019 increase in book value per share, including an addition of $1.24 from net income before investment gains and $2.64 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by $0.14 for other items and $0.56 from dividends declared to shareholders.

•
Value creation ratio of 30.5% for full-year 2019, including 8.9% from net income before investment gains, which includes underwriting and investment income, 22.1% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including 16.6% from our stock portfolio and 5.5% from our bond portfolio, in addition to negative 0.5% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 4Q19 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2018 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

CINF 4Q19 Release 10

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 4Q19 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2019	2018
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2019—$11,108; 2018—$10,643)	$11,698	$10,689
Equity securities, at fair value (cost: 2019—$3,581; 2018—$3,368)	7,752	5,920
Other invested assets	296	123
Total investments	19,746	16,732
Cash and cash equivalents	767	784
Investment income receivable	133	132
Finance receivable	77	71
Premiums receivable	1,777	1,644
Reinsurance recoverable	610	484
Prepaid reinsurance premiums	54	44
Deferred policy acquisition costs	774	738
Land, building and equipment, net, for company use (accumulated depreciation: 2019—$276; 2018—$265)	207	195
Other assets	381	308
Separate accounts	882	803
Total assets	$25,408	$21,935
Liabilities
Insurance reserves
Loss and loss expense reserves	$6,147	$5,707
Life policy and investment contract reserves	2,835	2,779
Unearned premiums	2,788	2,516
Other liabilities	928	804
Deferred income tax	1,079	627
Note payable	39	32
Long-term debt and lease obligations	846	834
Separate accounts	882	803
Total liabilities	15,544	14,102

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2019 and 2018—500 million shares; issued: 2019 and 2018—198.3 million shares)	397	397
Paid-in capital	1,306	1,281
Retained earnings	9,257	7,625
Accumulated other comprehensive income	448	22
Treasury stock at cost (2019— 35.4 million shares and 2018—35.5 million shares)	(1,544)	(1,492)
Total shareholders' equity	$9,864	$7,833
Total liabilities and shareholders' equity	$25,408	$21,935

CINF 4Q19 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenues
Earned premiums	$1,441	$1,318	$5,604	$5,170
Investment income, net of expenses	168	161	646	619
Investment gains and losses, net	537	(774)	1,650	(402)
Fee revenues	4	4	15	15
Other revenues	2	1	9	5
Total revenues	2,152	710	7,924	5,407

Benefits and Expenses
Insurance losses and contract holders’ benefits	910	874	3,638	3,490
Underwriting, acquisition and insurance expenses	442	398	1,738	1,597
Interest expense	13	13	53	53
Other operating expenses	6	6	23	16
Total benefits and expenses	1,371	1,291	5,452	5,156

Income (Loss) Before Income Taxes	781	(581)	2,472	251

Provision (Benefit) for Income Taxes
Current	48	48	132	11
Deferred	107	(177)	343	(47)
Total provision (benefit) for income taxes	155	(129)	475	(36)

Net Income (loss)	$626	$(452)	$1,997	$287

Per Common Share
Net income (loss)—basic	$3.84	$(2.78)	$12.24	$1.76
Net income (loss)—diluted	3.79	(2.78)	12.10	1.75

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process.

CINF 4Q19 Release 13

Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.

•
Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

CINF 4Q19 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net income (loss)	$626	$(452)	$1,997	$287
Less:
Investment gains and losses, net	537	(774)	1,650	(402)
Income tax on investment gains and losses	(114)	163	(347)	84
Investment gains and losses, after-tax	423	(611)	1,303	(318)
Other non-recurring items	—	—	—	56
Non-GAAP operating income	$203	$159	$694	$549

Diluted per share data:
Net income (loss)	$3.79	$(2.78)	$12.10	$1.75
Less:
Investment gains and losses, net	3.25	(4.75)	10.00	(2.44)
Income tax on investment gains and losses	(0.69)	0.99	(2.10)	0.50
Investment gains and losses, after-tax	2.56	(3.76)	7.90	(1.94)
Other non-recurring items	—	—	—	0.34
Non-GAAP operating income	$1.23	$0.98	$4.20	$3.35

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net income of life insurance subsidiary	$9	$3	$39	$48
Investment gains and losses, net	—	(4)	(4)	(4)
Income tax on investment gains and losses	1	—	—	—
Non-GAAP operating income	10	7	43	52

Investment income, net of expenses	(38)	(38)	(152)	(153)
Investment income credited to contract holders'	25	24	99	96
Income tax excluding tax on investment gains and losses, net	2	2	11	13
Life insurance segment profit (loss)	$(1)	$(5)	$1	$8

CINF 4Q19 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,308	$819	$336	$80	$73
Unearned premiums change	66	33	22	(4)	15
Earned premiums	$1,374	$852	$358	$76	$88

Underwriting profit	$119	$97	$4	$13	$5

(Dollars in millions)	Twelve months ended December 31, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,516	$3,410	$1,435	$303	$368
Unearned premiums change	(182)	(91)	(31)	(25)	(35)
Earned premiums	$5,334	$3,319	$1,404	$278	$333

Underwriting profit	$341	$241	$8	$53	$39

(Dollars in millions)	Three months ended December 31, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,177	$761	$323	$65	$28
Unearned premiums change	76	50	19	(4)	11
Earned premiums	$1,253	$811	$342	$61	$39

Underwriting profit (loss)	$79	$55	$30	$15	$(21)

(Dollars in millions)	Twelve months ended December 31, 2018
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,030	$3,245	$1,378	$249	$158
Unearned premiums change	(110)	(27)	(42)	(15)	(26)
Earned premiums	$4,920	$3,218	$1,336	$234	$132

Underwriting profit (loss)	$186	$151	$(20)	$63	$(8)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global, acquired on February 28, 2019.

CINF 4Q19 Release 16

Cincinnati Financial Corporation
Other Measures

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

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Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Value creation ratio:
End of period book value*	$60.55	$48.10	$60.55	$48.10
Less beginning of period book value	57.37	51.22	48.10	50.29
Change in book value	3.18	(3.12)	12.45	(2.19)
Dividend declared to shareholders	0.56	0.53	2.24	2.12
Total value creation	$3.74	$(2.59)	$14.69	$(0.07)

Value creation ratio from change in book value**	5.5%	(6.1)%	25.9%	(4.3)%
Value creation ratio from dividends declared to shareholders***	1.0	1.0	4.6	4.2
Value creation ratio	6.5%	(5.1)%	30.5%	(0.1)%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

CINF 4Q19 Release 17